Exhibit 99.1
                   DDS TECHNOLOGIES USA, INC. (the "Company")

                      NOMINATIONS AND CORPORATE GOVERNANCE
                                COMMITTEE CHARTER

                                     Purpose

      The purpose of the Nominations and Corporate Governance Committee (the "Committee") shall be as follows:

1. To select, or recommend to the Board of Directors for selection, the individuals to stand for election as directors at the annual meeting of stockholders or, if applicable, a special meeting of stockholders.

2. To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

      The Board of Directors shall determine whether the Committee shall make determinations as a committee or shall make recommendations to the Board of Directors.

                                   Composition

      The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" in accordance with the rules of the Securities and Exchange Commission (the "SEC").

      To the extent the Committee consists of at least three members, one director who is not independent under the SEC's rules may be appointed to the Committee, subject to the following:

o the director is not a current officer or employee, or a family member of an officer or employee, of the Company;

o the Board of Directors, under exceptional and limited circumstances, determines that such individual's membership on the Committee is required by the best interests of the Company and its stockholders;

o the Company discloses in the proxy statement for the next annual meeting subsequent to such determination (or in its Form 10-K if the Company does not file a proxy statement) the nature of the relationship and the reasons for that determination; and

o     such person does not serve under this exception for more than two years.

      Notwithstanding the foregoing, under no circumstances shall the Committee consist of more than one non-independent director.

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                             Appointment and Removal

      The members of the Committee shall be appointed by the Board of Directors. Each member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

                                    Chairman

      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

                           Delegation to Subcommittees

      In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

                                    Meetings

      The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

      All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

                           Duties and Responsibilities

      The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

      In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other advisors for this purpose, including the sole authority to approve the fees payable to such counsel or advisors and any other terms of retention.


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                  Board Selection, Composition, and Evaluation

1. Establish criteria for the selection of new directors to serve on the Board of Directors.

2. Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee may take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

3. Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election and consider matters relating to the retirement of Board members, including term limits or age caps.

4. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

5. Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6. Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

7. Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

8. Oversee the evaluation, at least annually, and as circumstances otherwise dictate, of the Board of Directors and management.

Committee Selection and Composition

9. Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

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10.   Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

11. Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

12. Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Continuity / Succession Planning Process

13. Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the Chief Executive Officer and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

14. Report regularly to the Board of Directors following meetings of the Committee, (a) with respect to such matters as are relevant to the Committee's discharge of its responsibilities, and (b) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

15. Maintain minutes or other records of meetings and activities of the Committee.

Corporate Governance. To the extent deemed appropriate by the Board of Directors and the Committee, the Committee will do as follows:

16. Consider the adequacy of the certificate of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the stockholders.

17. Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

18. Consider policies relating to meetings of the Board of Directors. This consideration may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.